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                                                                 EXHIBIT 10.22.1

NOTICE OF GRANT OF STOCK OPTIONS          PHOTON DYNAMICS, INC.
AND OPTION AGREEMENT                      ID: 943007502
                                          5970 Optical Ct.
                                          San Jose, CA 95138-1400

                                                     OPTION NUMBER:
                                                     PLAN:          2001
                                                     ID:

Effective [date] ("Date of Grant"), you have been granted a(n) Non-Qualified Stock Option to buy [number] shares of Photon Dynamics, Inc. (the Company) stock at $[exercise price] per share pursuant to the Company's 2001 Equity Incentive Plan (the "Plan").

The total option price of the shares granted is $[amount].

Shares in each period will become fully vested on the date shown.

Shares          Vest Type       Full Vest       Expiration
------          ---------       ---------       ----------


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan, as amended, and the attached Option Agreement, all of which are attached and made a part of this document. By your signature below, you acknowledge receipt of, and understand and agree to, this Notice, the attached Option Agreement and the Plan. You further acknowledge that as of the Date of Grant, this Notice, the attached Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to you under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS:
                                        ______________________________
                                        ______________________________

__________________________________________            __________________________
Photon Dynamics, Inc.                                 Date

__________________________________________            __________________________
                                                      Date

                                                            Date:
                                                            Time:
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                              PHOTON DYNAMICS, INC.
                           2001 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                          (NONSTATUTORY STOCK OPTIONS)


      Pursuant to your Notice of Grant of Stock Options ("Grant Notice") and this Stock Option Agreement, Photon Dynamics, Inc. (the "Company") has granted you an option under its 2001 EQUITY INCENTIVE PLAN (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

      2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in Section 11(a) of the Plan.

      3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price either:

            (a) In cash or by check; or

            (b) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that in no event will the Company participate in any Regulation T program if such participation would violate Section 13(k) of the Securities Exchange Act of 1934 (prohibiting employer loans to officers and directors).

      4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common

                                       1.
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Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      6. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the "Date of Grant" indicated in your Grant Notice and expires upon the EARLIEST of the following:

            (a) ninety (90) days after the termination of your continuous service for any reason other than your disability or death, provided that if during any part of such ninety (90) day period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the "Expiration Date" indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of your continuous service;

            (b) three hundred sixty-five (365) days after the termination of your continuous service due to your disability;

            (c) three hundred sixty-five (365) days after your death if you die either during your continuous service or within ninety (90) days after your continuous service terminates;

            (d) the Expiration Date indicated in your Grant Notice; or

            (e) the day before the tenth (10th) anniversary of the Date of Grant.

      7. EXERCISE.

            (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

      8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company,

                                       2.
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you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      10. WITHHOLDING OBLIGATIONS.

            (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "broker-assisted exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

      11. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by

                                       3.
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mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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